Exhibit 4.3

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made this 15th day of December, 2004, among Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, “Grantors” and each individually, “Grantor”), and ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), in its capacity as collateral agent for the below-defined Lender Group (together with its successors and assigns, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Financing Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Financing Agreement”) among Russ Berrie and Company, Inc., a New Jersey corporation, as borrower (“Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto, the lenders party thereto (“Lenders”), and Ableco, as administrative agent for the Lender Group (in such capacity, together with its successors and assigns, if any, in such capacity, “Administrative Agent”; and together with Collateral Agent, each an “Agent” and collectively, “Agents”), the Lender Group is willing to make certain financial accommodations available to Borrower pursuant to the terms and conditions thereof, and

WHEREAS, Collateral Agent has agreed to act as collateral agent for the benefit of the Lender Group in connection with the transactions contemplated by this Agreement, and

WHEREAS, in order to induce the Lender Group to enter into the Financing Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrower as provided for in the Financing Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, (a) the obligations of such Grantor arising from this Agreement, the Financing Agreement, and the other Loan Documents, (b) all Obligations of Grantor, and (c) all Obligations of Borrower (including, without limitation, any interest, fees or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding), plus reasonable attorneys fees and expenses if the obligations represented thereunder are collected by law, through an attorney-at-law, or under advice therefrom (clauses (a) and (b) being hereinafter referred to as the “Secured Obligations”), by the granting of the security interests contemplated by this Agreement, and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Defined Terms. All capitalized terms used herein (including, without limitation, in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Financing Agreement.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)                                  “Account” means an account (as that term is defined in the Code).

(b)                                 “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(c)                                  “Control Agreement” means a control agreement, in form and substance satisfactory to Collateral Agent, executed and delivered by each relevant Grantor, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account)

(d)                                 “Copyrights” means copyrights and copyright registrations, including, without limitation, the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 1 attached hereto and made a part hereof, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each such Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each such Grantor’s rights corresponding thereto throughout the world.

(e)                                  “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Collateral Agent, for the benefit of the Lender Group in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to Collateral Agent, for the benefit of the Lender Group, a security interest in all their respective Copyrights.

(f)                                    “Deposit Accounts” means a deposit account (as that term is defined in the Code).

(g)                                 “Effective Date” means the date of the making of the Term Loan.

(h)                                 “Equipment” means equipment (as that term is defined in the Code).

(i)                                     “Equity Interests” means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity or other Person, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, limited liability company membership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); in each case whether constituting “general intangibles” or “investment property” or otherwise under (and as defined in) the Code.

(j)                                     “Intellectual Property” means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

(k)                                  “Intellectual Property Licenses” means rights under or interest in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Lender Group’s rights under the Loan Documents, including, without limitation, the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any such Grantor and now or hereafter covered by such licenses.

(l)                                     “Inventory” means inventory (as that term is defined in the Code).

(m)                               “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following regardless of whether classified as investment property under the Code:  all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(n)                                 “Lender Group” means, individually and collectively, each of the Lenders and each of the Agents.

(o)                                 “Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Grantor or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) up to the amount of any limitation in this Agreement and the other Loan Documents, fees or charges paid or incurred by the Agents in connection with the Lender Group’s transactions with Grantors or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Financing Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by the Agents in the disbursement of funds to Grantors or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by the Agents resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Financing Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Grantor or any Subsidiary of a Grantor, (h) each Agent’s and each Lender’s reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) each Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Grantor or any Subsidiary of a Grantor or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, except to the extent that any of the foregoing results from the gross negligence or willful misconduct of the Collateral Agent or any of the Lenders.

(p)                                 “Patents” means patents and patent applications, including, without limitation, the patents and patent applications listed on Schedule 3 attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of each Grantor’s rights corresponding thereto throughout the world.

(q)                                 “Patent Security Agreement” means each Patent Security Agreement among Grantors, or any of them, and Collateral Agent, for the benefit of the Lender Group, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to Collateral Agent, for the benefit of the Lender Group, a security interest in all their respective Patents.

(r)                                    “Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

(s)                                  “Pledged Companies” means, each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests are acquired or otherwise owned by a Grantor after the Effective Date.

(t)                                    “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor, regardless of class or designation, including, without limitation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including, without limitation, any certificates representing the Equity Interests, the right to request after the occurrence and during the continuation of an Event of Default that such Equity Interests be registered in the name of Collateral Agent or any of its nominees, the right to receive any certificates representing any of the Equity Interests and the right to require that such certificates be delivered to Collateral Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; provided, however, that Pledged Interests shall not include more than 65% of the issued and outstanding Equity Interests in any direct or indirect Subsidiary of such Grantor which is not incorporated under the laws of any state of the United States of America or the District of Columbia.

(u)                                 “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C to this Agreement.

(v)                                 “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that is a limited liability company.

(w)                               “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that is a partnership.

(x)                                   “Real Property” means any estates or interests in real property now owned or hereafter acquired by Grantors or any Domestic Subsidiary of any Grantor and the improvements thereto.

(y)                                 “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(z)                                   “Securities Account” means a securities account (as that term is defined in the Code).

(aa)                            “Trademarks” means trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5 attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(bb)                          “Trademark Security Agreement” means each Trademark Security Agreement among Grantors, or any of them, and Collateral Agent, for the benefit of the Lender Group, in substantially the form of Exhibit D attached hereto, pursuant to which Grantors have granted to Collateral Agent, for the benefit of the Lender Group, a security interest in all their respective Trademarks.

(cc)                            “URL” means “uniform resource locator,” an internet web address.

If any term used herein is defined by reference to its definition in the Code, and such term is defined in Article 9 of the Code and in another Article of the Code, then the Article 9 definition of such term should control for all purposes hereunder.

2.                                       Grant of Security.  Each Grantor hereby unconditionally grants, collaterally assigns and pledges to Collateral Agent, for the benefit of the Lender Group, a continuing security interest in all personal property of such Grantor whether now owned or hereafter acquired or arising and wherever located (hereinafter referred to as the “Security Interest”), including, without limitation, such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)                                  all of such Grantor’s Accounts;

(b)                                 all of such Grantor’s books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information) (“Books”);

(c)                                  all of such Grantor’s chattel paper (as that term is defined in the Code) and, in any event, including, without limitation, tangible chattel paper and electronic chattel paper (“Chattel Paper”);

(d)                                 all of such Grantor’s interest with respect to any Deposit Account;

(e)                                  all of such Grantor’s Equipment and fixtures;

(f)                                    All of such Grantor’s general intangibles (as that term is defined in the Code) and, in any event, including, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods (as such term is defined in the Code), Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction (“General Intangibles”);

(g)                                 all of such Grantor’s Inventory;

(h)                                 all of such Grantor’s Investment Related Property;

(i)                                     all of such Grantor’s letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents (as such terms may be defined in the Code) (“Negotiable Collateral”);

(j)                                     all of such Grantor’s rights in respect of supporting obligations (as such term is defined in the Code), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property (“Supporting Obligations”);

(k)                                  all of such Grantor’s interest with respect to any commercial tort claims (as that term is defined in the Code), including, without limitation those commercial tort claims listed on Schedule 6 attached hereto (“Commercial Tort Claims”);

(l)                                     all of such Grantor’s money, Cash Equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Collateral Agent or any other member of the Lender Group; and

(m)                               all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, Commercial Tort Claims, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantors, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Related Property.

Anything contained in this Agreement to the contrary notwithstanding, the term “Collateral” shall not include any rights or interests in any contract, permit, license, charter or license agreement covering personal property that are now or hereafter held by any Grantor in the event that:  (i) as a result of the grant of a security interest therein, such Grantor’s rights in or with respect to such asset would be forfeited or such Grantor would be deemed to have breached or defaulted under the applicable agreement that governs such asset pursuant to restrictions contained in the applicable agreement or implied in such agreement by applicable law; and (ii) any such restriction is effective and enforceable under applicable law (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction), provided, however, that in no event shall the foregoing be construed to exclude from the security interest created by this Agreement:  (X) any and all proceeds of such assets, or (Y) such assets at any time that the restrictions in the agreement are no longer effective and enforceable or at any time that the consent of the other party to the agreement is obtained to the grant of a security interest in and to such asset in favor of Collateral Agent.

3.                                       Security for Obligations.  This Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to any Agent, the Lender Group, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                       Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including, without limitation, the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Financing Agreement, or the other Loan Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Financing Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until Collateral Agent shall notify in writing the applicable Grantor of Collateral Agent’s exercise of voting, consensual, and/or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5.                                       Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a)                                  The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Collateral Agent pursuant to Section 7.02 (c) of the Financing Agreement.

(b)                                 Schedule 7 attached hereto sets forth all Real Property owned in fee by Grantors as of the Effective Date.

(c)                                  As of the Effective Date, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 1, 2, 3 and 5, respectively, attached hereto.  This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United State Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto and payment of all fees, all action necessary or desirable to protect and perfect the Security Interest in and to on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor.  No Grantor has any interest in any Copyright that is necessary or economically desirable in connection with the operation of the Borrower’s business, or that generates any revenue in excess of $100,000, except for those Copyrights identified on Schedule 1 attached hereto which have been registered with the United States Copyright Office.

(d)                                 This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto.  Upon the making of such filings and payment of all fees, Collateral Agent shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest (subject to Permitted Liens) can be perfected by the filing of a financing statement.

(e)                                  Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 4 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Effective Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 4 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (ii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Collateral Agent as provided herein; (iii) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Collateral Agent’s Liens in the Investment Related Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Collateral Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (iv) each Grantor has delivered to and deposited with Collateral Agent (or, with respect to any Pledged Interests created after the Effective Date, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates.

(f)                                    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

6.                                       Covenants.  Each Grantor, jointly and severally, covenants and agrees with Collateral Agent and the Lender Group that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 hereof:

(a)                                  Possession of Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, within 10 Business Days of the written request of Collateral Agent and in accordance with Section 8 hereof, shall execute such other documents as shall be requested by Collateral Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Collateral Agent, together with such undated powers endorsed in blank as shall be requested by Collateral Agent, provided, that, notwithstanding anything contained in this Agreement to the contrary, the Borrower shall not be required to deliver any of the promissory notes made by certain employees of the Borrower in favor of the Borrower, existing on the date hereof, which notes have an aggregate outstanding principal balance of less than $25,000;

(b)                                 Chattel Paper.

(i)                                                   Each Grantor shall take all steps reasonably necessary to grant Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;

(ii)                                                If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Financing Agreement), promptly upon the written request of Collateral Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Ableco Finance LLC, as Collateral Agent for the benefit of the Lender Group;

(c)                                  Control Agreements.

(i)                                                   Except to the extent otherwise permitted by the Financing Agreement, each Grantor shall obtain an authenticated Control Agreement, from each bank holding a Deposit Account for such Grantor;

(ii)                                                Except to the extent otherwise permitted by the Financing Agreement, each Grantor shall obtain authenticated Control Agreements, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor;

(d)                                 Letter of Credit Rights.  Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 5 Business Days after becoming a beneficiary), notify Collateral Agent thereof and, upon the written request by Collateral Agent, enter into a tri-party agreement with Collateral Agent and the issuer and/or confirming bank with respect to letter-of-credit rights (as that term is defined in the Code) assigning such letter-of-credit rights to Collateral Agent and directing all payments thereunder to Collateral Agent’s account, which assignment shall be consented to by such issuer or confirming bank, all in form and substance satisfactory to Collateral Agent;

(e)                                  Commercial Tort Claims.  Each Grantor shall promptly (and in any event within 5 Business Days of receipt thereof), notify Collateral Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon the written request of Collateral Agent, promptly amend Schedule 6 to this Agreement, authorize the filing of additional or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Collateral Agent to give Collateral Agent a first priority, perfected security interest in any such Commercial Tort Claim;

(f)                                    Government Contracts.  Promptly, upon written request by Collateral Agent, each Grantor shall execute any instruments or take any steps reasonably required by Collateral Agent in order to comply with the Assignment of Claims Act or other applicable law;

(g)                                 Intellectual Property.

(i)                                                   Upon the written request of Collateral Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, and/or Patent Security Agreements to evidence Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, and/or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)                                                Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of such Grantor’s business, as determined by such Grantor’s reasonable judgment, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.  Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary or economically desirable in connection with the operation of such Grantor’s business or generates annual revenue in excess of $100,000.  Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor.  Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor’s business, as determined by such Grantor’s reasonable judgment, without the prior written consent of Collateral Agent, which consent shall not be unreasonably withheld or denied;

(iii)                                             Grantors acknowledge and agree that the Lender Group shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses.  Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but the Collateral Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including, without limitation, reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account;

(iv)                                            In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, (A) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency unless it gives Collateral Agent prompt written notice thereof; or (B) file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency without giving Collateral Agent written notice concurrently therewith.  Promptly upon any such filing, each Grantor shall comply with Section 6(g)(i) hereof;

(h)                                 Investment Related Property.

(i)                                                   If any Grantor shall receive or become entitled to receive any Pledged Interests after the Effective Date, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)                                                All sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Collateral Agent’s in the exact form received;

(iii)                                             Each Grantor shall promptly deliver to Collateral Agent a copy of each material notice or other communication received by it in respect of any Pledged Interests;

(iv)                                            No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents;

(v)                                               Each Grantor agrees that it will cooperate with Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof;

(vi)                                            As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, all limited liability company or partnership interests, issued each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Pledgor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating

Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;

(i)                                     Real Property; Fixtures.  Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly (and in any event within 5 Business Days of acquisition) notify Collateral Agent of the acquisition of such Real Property and will grant to Collateral Agent, for the benefit of the Lender Group, a first priority Mortgage (subject to Permitted Liens) on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance satisfactory to Collateral Agent, in connection with the grant of such Mortgage as Collateral Agent shall request in its Permitted Discretion, including, without limitation, title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith.  Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j)                                     Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except expressly permitted by the Financing Agreement or the other Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents; and

(k)                                  Other Actions as to Any and All Collateral.  Each Grantor shall promptly (and in any event within 5 Business Days of acquiring or obtaining such Collateral) notify Collateral Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in the Code), or instruments (as defined in the Code) and, upon the written request of Collateral Agent and in accordance with Section 8 hereof, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property in accordance with Section 6 hereof and do such other acts or things deemed necessary or desirable by Collateral Agent to protect Collateral Agent’s Security Interest therein.

7.                                       Relation to Other Security Documents.  The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a)                                  Financing Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Financing Agreement, such provision of the Financing Agreement shall control.

(b)                                 Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Collateral Agent hereunder.

8.                                       Further Assurances.

(a)                                  Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Collateral Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)                                 Each Grantor authorizes the filing of such financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Collateral Agent such other instruments or notices, as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)                                  Each Grantor authorizes Collateral Agent to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, in order to perfect Collateral Agent’s security interest in the Collateral without such Grantor’s signature.  Each Grantor also hereby ratifies its authorization for Collateral Agent to have filed in any jurisdiction any financing statements filed prior to the date hereof in connection with this Agreement or any of the other Loan Documents.

(d)                                 Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9.                                       Collateral Agent’s Right to Perform Contracts.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent (or its designee) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could.

10.                                 Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Financing Agreement, to take any action and to execute any instrument which Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)                                 to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Collateral Agent;

(c)                                  to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)                                 to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(e)                                  to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)                                    to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)                                 Collateral Agent on behalf of the Lender Group shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.                                 Collateral Agent May Perform.  If any of Grantors fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.                                 Collateral Agent’s Duties.  The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of the Lender Group and shall not impose any duty upon Collateral Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

13.                                 Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuation of an Event of Default, Collateral Agent or Collateral Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Collateral Agent, for the benefit of the Lender Group, or that Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

14.                                 Disposition of Pledged Interests by Collateral Agent.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Collateral Agent has handled the disposition in a commercially reasonable manner.

15.                                 Voting Rights.

(a)                                  Upon the occurrence and during the continuation of an Event of Default, (i) Collateral Agent may, at its option, and with 5 Business Days prior written notice to any Grantor, and in addition to all rights and remedies available to Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)                                 For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Collateral Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Collateral Agent and the other members of the Lender Group or the value of the Pledged Interests.

16.                                 Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)                                  Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days written notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Collateral Agent.

(c)                                  Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Financing Agreement.   In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d)                                 Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and is continuing Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by Collateral Agent.

17.                                 Remedies Cumulative.  Each right, power, and remedy of Collateral Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent of any or all such other rights, powers, or remedies.

18.                                 Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19.                                 Indemnity and Expenses.

(a)                                  Each Grantor agrees to indemnify Collateral Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Financing Agreement and the repayment of the Secured Obligations.

(b)                                 Grantors, jointly and severally, shall, upon demand, pay to Collateral Agent (or Administrative Agent, may charge to the Loan Account) all the Lender Group Expenses which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon the occurrence and during the continuance of an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.

20.                                 Merger, Amendments; Etc.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES

AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Agent and each of Grantors to which such amendment applies.

21.                                 Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Collateral Agent at its address specified in the Financing Agreement, and to any of the Grantors at their respective addresses specified in the Financing Agreement, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22.                                 Continuing Security Interest: Assignments under Financing Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Financing Agreement, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Collateral Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any of the Lenders may, in accordance with the provisions of the Financing Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Financing Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise.  Upon payment in full in cash of the Obligations in accordance with the provisions of the Financing Agreement, the Security Interest granted hereby shall terminate and this Agreement all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, Collateral Agent will authorize the filing of appropriate termination statements and/or releases to terminate such Security Interests immediately and deliver any Collateral in its possession to the applicable Grantor.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Financing Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor any additional loans made by any the Lender to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Collateral Agent, nor any other act of the Lender Group, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Collateral Agent in accordance with the provisions of the Financing Agreement.  Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth.  A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion.

23.                                 Governing Law.

(a)                                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED

AND LITIGATED ONLY IN THE STATE COURTS AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).

(c)                                  BORROWER, EACH OTHER GRANTOR, AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER, EACH OTHER GRANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24.                                 New Subsidiaries.  Pursuant to Section 7.01(b) of the Financing Agreement and subject to the exclusions contained therein, any new direct or indirect Subsidiary (whether by acquisition or creation) of Borrower is required to enter into this Agreement by executing and delivering in favor of Collateral Agent an instrument in the form of Annex 1 attached hereto.  Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

25.                                 Collateral Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of the Lender Group.

26.                                 Miscellaneous.

(a)                                  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)                                 Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)                                  Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)                                 The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:		RUSS BERRIE AND COMPANY, INC., a New Jersey corporation

	By:	/s/ Andrew Gatto
Andrew Gatto
President

KIDS LINE, LLC, a Delaware limited liability company

/s/ Andrew Gatto
Andrew Gatto
Vice President

SASSY, INC., an Illinois corporation

/s/ Andrew Gatto
Andrew Gatto
Vice President

RUSS BERRIE & CO. (WEST), INC., a California corporation

/s/ Andrew Gatto
Andrew Gatto
President

RBCACQ, INC., a California corporation

/s/ Andrew Gatto
Andrew Gatto
President

RUSS BERRIE AND COMPANY PROPERTIES, INC., a New Jersey corporation

/s/ Andrew Gatto
Andrew Gatto
President

RUSSPLUS, INC., a New Jersey corporation

/s/ Andrew Gatto
Andrew Gatto
President

FLUF N’STUF, INC., a Pennsylvania corporation

/s/ Andrew Gatto
Andrew Gatto
President

2

RBTACQ, INC., an Ohio corporation

/s/ Andrew Gatto
Andrew Gatto
President

RUSS BERRIE AND COMPANY INVESTMENTS, INC., a New Jersey corporation

/s/ Andrew Gatto
Andrew Gatto
President

BOA DONE, INC., a West Virginia corporation

/s/ Andrew Gatto
Andrew Gatto
President

P/F DONE, INC., a Pennsylvania corporation

/s/ Andrew Gatto
Andrew Gatto
President

COLLATERAL AGENT:		ABLECO FINANCE LLC, as Collateral Agent

	By:	/s/ Kevin Genda

	Name:	Kevin Genda

	Title:	Senior Vice President / Cheif Credit Officer

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